UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California		92610-2831
(Address of Principal Executive Office)		(Zip Code)

(949) 614–1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 28, 2016, Kaiser Aluminum Corporation (the “Company”) issued a press release announcing its intention to offer $325.0 million in aggregate principal amount of senior notes due 2024 (the “Notes”), pursuant to an exemption under the Securities Act of 1933. The Company intends to use the net proceeds from the offering to redeem all outstanding amounts of the Company’s existing 8.250% senior notes due 2020, consisting of aggregate principal amount of $197.8 million and a redemption premium of $8.2 million, and for general corporate purposes, which may include, among other things, capital spending, acquisitions and repurchases of the Company’s common stock. The consummation of the offering of Notes is subject to market conditions. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date: April 28, 2016	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated April 28, 2016.